Exhibit 5.1

Sheppard, Mullin, Richter & Hampton LLP 30 Rockefeller Plaza New York, New York 10112-0015 212.653.8700 main 212.653.8701 fax www.sheppardmullin.com

January 10, 2025

VIA EDGAR

DatChat, Inc.

204 Neilson Street

New Brunswick, NJ 08901

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to DatChat, Inc. (the “Company”), a Nevada corporation in connection with the offering for sale of 1,200,000 (the “Shares”) of common stock of the Company, par value $0.0001 per share (the “Common Stock”), pursuant to the Registration Statement (as defined below) and the Prospectus (as defined below). Unless defined herein, capitalized terms have the meanings given to them in that certain Securities Purchase Agreement (the "Securities Purchase Agreement"), dated January 8, 2025, by and among the Company and the purchasers identified on the signature pages thereto (the “Purchasers”), relating to the issuance and sale by the Company of the Shares.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K.

In connection with this opinion, we have reviewed and relied upon the following:

●	the Registration Statement on Form S-3 (File No. 333-268058) initially filed with the Securities and Exchange Commission (the “Commission”) on October 28, 2022 under the Securities Act of 1933, as amended (the “Securities Act”) (including any documents incorporated by reference therein, the “Registration Statement,” and the related prospectus included in such Registration Statement at the time it became effective on December 6, 2022 (including any documents incorporated by reference therein, the “Base Prospectus”));

●	the prospectus supplement, which includes the Base Prospectus, filed on January 8, 2025 pursuant to Rule 424(b) under the Securities Act, which is referred to as the “Prospectus”;

●	the Securities Purchase Agreement;

●	the Amended and Restated Articles of Incorporation of the Company in effect on the date hereof;

●	the Amended and Restated Bylaws of the Company in effect on the date hereof;

●	the resolutions of the Board of Directors of the Company, adopted on January 7, 2025 authorizing/ratifying the execution and delivery of the Securities Purchase Agreement, the issuance and sale of the Shares and the preparation and filing of the Prospectus, and other actions with regard thereto; and

●	such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopy, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the Shares have been duly authorized by all requisite corporate action on the part of the Company under the Nevada Revised Statutes (the “NRS”) and, when the Shares are delivered to and paid for by the Purchasers in accordance with the terms of the Securities Purchase Agreement and when evidence of the issuance thereof is duly recorded in the Company’s books and records, the Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion letter as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement. We also hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the Commission promulgated thereunder or Item 509 of Regulation S-K.

We express no opinion as to matters governed by any laws other than the NRS.

We disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.

Respectfully submitted,

/s/ Sheppard, Mullin, Richter & Hampton LLP
SHEPPARD, MULLIN, RICHTER & HAMPTON LLP